UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

TAKUNG ART CO., LTD

(Name of Registrant as Specified in its Charter)

____________________________________________

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

TAKUNG ART CO., LTD

Flat/RM 1105 Wing On Plaza

62 Mody Road, Tsim Sha Tsui

Kowloon, Hong Kong

November 21,  2019

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders for the year ended December 31, 2018, of Takung Art Co., Ltd, a Delaware corporation, to be held at our executive office, located at Flat/Room 1105 Wing On Plaza, 62 Mody Road, Tsim Sha Tsui, Kowloon, Hong Kong, on December 31, 2019, at 9:00 a.m. local time (8:00 p.m. December 30, 2019, E.S.T.).

The Notice of Annual Meeting of Stockholders and Proxy Statement describe the formal business to be transacted at the annual meeting. Our directors and officers will be present to respond to appropriate questions from stockholders. We are providing our stockholders access to our proxy materials and Annual Report on Form 10-K for fiscal year ended December 31, 2018 over the Internet. This allows us to provide you with information relating to our Annual Meeting of Stockholders for the year ended December 31, 2018 in a fast and efficient manner. On or about on November 21, 2019 , we will mail to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials and Annual Report on Form 10-K for fiscal year ended December 31, 2018 online and how to vote online. If you receive this notice by mail, you will not receive a printed copy of the materials unless you specifically request one. Included within this notice will be instructions on how to request and receive printed copies of these materials and a proxy card by mail.

Whether or not you plan to attend the meeting, please vote as soon as possible. If you request a printed copy of the proxy materials, please complete, sign, date, and return the proxy card you will receive in response to your request as soon as possible or you can vote via the Internet or by telephone. This will ensure that your shares will be represented and voted at the meeting, even if you do not attend. If you attend the meeting, you may revoke your proxy and personally cast your vote. Attendance at the meeting does not of itself revoke your proxy.

Sincerely,

/s/ Xiaoyu Zhang
Xiaoyu Zhang
Chairwoman of the Board of Directors

TAKUNG ART CO., LTD

Flat/RM 1105 Wing On House

62 Mody Road

Kowloon, Hong Kong

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held December 31, 2019

______________________________________

NOTICE HEREBY IS GIVEN that the Annual Meeting of Stockholders for the year ended December 31, 2018 of Takung Art Co., Ltd, a Delaware corporation, will be held at our principal executive office, Flat/Room 1105 Wing On House, 62 Mody Road, Kowloon, Hong Kong on December 31, 2019, at 9:00 a.m. local time (8:00 p.m. December 30, 2019, E.S.T.), to consider and act upon the following:

1.	To elect five directors, each to serve until the Annual Meeting of Stockholders for the year ended December 31, 2019;

2.	To ratify the appointment of Marcum Bernstein & Pinchuk LLP as the Company’s independent auditor for the fiscal year ended December 31, 2019;

3.	To conduct an advisory vote on the compensation of our named executive officers; and

4.	To transact such other business as properly may come before the annual meeting or any adjournments thereof. The Board of Directors is not aware of any other business to be presented to a vote of the stockholders at the annual meeting.

Stockholders of record at the close of business on November 8, 2019 are entitled to receive notice of and to vote at Annual Meeting of Stockholders for the year ended December 31, 2018 and any adjournments thereof. We are furnishing proxy materials to our stockholders on the Internet, rather than mailing printed copies of those materials to each stockholder. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials unless you request them. Instead, the Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review the proxy materials, and vote your proxy, on the Internet or by telephone.

By Order of the Board of Directors

/s/ Xiaoyu Zhang
Xiaoyu Zhang
Chairwoman of the Board of Directors

Hong Kong

November 21, 2019

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be held on December 31, 2019:

WHETHER OR NOT YOU PLAN TO ATTEND OUR ANNUAL MEETING OF STOCKHOLDERS FOR THE YEAR ENDED DECEMBER 31, 2018, YOUR VOTE IS IMPORTANT. PLEASE FOLLOW THE INSTRUCTIONS ON THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS TO VOTE YOUR PROXY VIA THE INTERNET OR BY TELEPHONE OR REQUEST AND PROMPTLY COMPLETE, EXECUTE, AND RETURN THE PROXY CARD BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD. IF YOU ATTEND OUR ANNUAL MEETING OF STOCKHOLDERS FOR THE YEAR ENDED DECEMBER 31, 2018, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON IF YOU SO DESIRE.

TAKUNG ART CO., LTD
Hong Kong

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

To be Held December 31, 2019

_____________________

We are furnishing this proxy statement to the stockholders of Takung Art Co., Ltd, a Delaware corporation, in connection with the solicitation, by the Board of Directors of Takung Art Co., Ltd (the “Board”), of proxies to be voted at our Annual Meeting of Stockholders for the year ended December 31, 2018 (the “Annual Meeting”) to be held at our executive office, located at Flat/Room 1105 Wing On House, 62 Mody Road, Kowloon, Hong Kong on December 31, 2019, at 9:00 a.m. local time (8:00 p.m. E.S.T., December 30, 2019), and at any adjournments or postponements of the meeting.

When used in this proxy statement, the terms “we,” “us,” “our,” the “Company” and “Takung” refer to Takung Art Co., Ltd, a Delaware corporation, and its wholly-owned subsidiaries. “China” and the “PRC” refer to the People’s Republic of China.

On or about November 21 , 2019, we will mail to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials and Annual Report on Form 10-K for fiscal year ended December 31, 2018 online and how to vote online. You will be eligible to vote your shares electronically via the Internet, by telephone or by mail by following the instructions on the Notice of Internet Availability of Proxy Materials. If you receive Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the materials unless you specifically request one. Included within this notice will be instructions on how to request and receive printed copies of these materials and a proxy card by mail.

This proxy statement and Annual Report on Form 10-K for fiscal year ended December 31, 2018, and other proxy materials, including the Proxy Card and the Notice of Annual Meeting, are available free of charge online at www.proxyvote.com. Directions to our Annual Meeting are available by calling +1-800-690-6903 or by written request to Jehn Ming Lim, at Flat/Room 1105 Wing On House, 62 Mody Road, Kowloon, Hong Kong.

ABOUT THE ANNUAL MEETING

General: Date, Time and Place

We are providing this proxy statement to you in connection with the solicitation, on behalf of our Board, of proxies to be voted at our Annual Meeting or any postponement or adjournment of that meeting. The Annual Meeting will be held on December 31, 2019, at 9:00 a.m. local time (8:00 p.m. E.T., December 30, 2019) at our executive office, located at Flat/Room 1105 Wing On House, 62 Mody Road, Kowloon, Hong Kong.

Matters to be Considered and Voted Upon

At the Annual Meeting, stockholders will be asked to consider and vote to elect the nominees named herein as directors to serve until the Annual Meeting of Stockholders for the year ended December 31, 2019, to ratify the appointment of Marcum Bernstein & Pinchuk LLP as the Company’s independent auditor for the fiscal year ended December 31, 2019 and to conduct an advisory vote on the compensation of our named executive officers. The Board does not know of any matters to be brought before the meeting other than as set forth in the notice of meeting. If any other matters properly come before the meeting, the persons named in the form of proxy or their substitutes will vote in accordance with their best judgment on such matters.

Record Date; Stock Outstanding and Entitled to Vote

Our Board established November 8, 2019 as the record date. Only holders of shares of the Company’s common stock, par value $0.001 per share, as of the record date, are entitled to notice of, and to vote at, the Annual Meeting. Each share of common stock entitles the holder thereof to one vote per share on each matter presented to our stockholders for approval at the Annual Meeting. At the close of business on the record date, we had 11,255,129  shares of our common stock outstanding.

Internet Availability of Proxy Materials and Annual Report

These proxy solicitation materials are available at www.proxyvote.com on or about November 21 , 2019 to all stockholders entitled to vote at the Annual Meeting. A copy of the Company’s Annual Report on Form 10-K for fiscal year ended December 31, 2018 will be made available at www.proxyvote.com concurrently with these proxy solicitation materials.

The Company is furnishing proxy materials to our stockholders primarily via the Internet, rather than mailing printed copies of these materials to each stockholder. We believe that this process should expedite stockholders’ receipt of proxy materials, lower the costs incurred by us for the Annual Meeting and help to conserve natural resources. On or about November 21 , 2019, we will mail to each stockholder of record and beneficial owners (other than those who previously requested electronic or paper delivery) a Notice of Internet Availability of Proxy Materials, in the form of a mailing titled “Important Notice Regarding the Availability of Proxy Materials”, that contains instructions on how to access and review the proxy materials, including this proxy statement and Annual Report on Form 10-K for fiscal year ended December 31, 2018, on a website referred to in such notice and how to access a proxy card to vote on the Internet or by telephone. The Notice of Internet Availability of Proxy Materials also contains instructions on how to receive a paper copy of the proxy materials. If you receive a Notice of Internet Availability of Proxy Materials by mail, you should not expect to receive a printed copy of the proxy materials unless you request one. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, currently or on an ongoing basis, please follow the instructions included in the Notice of Internet Availability of Proxy Materials.

Quorum; Required Vote

A quorum of stockholders is required for the transaction of business at the Annual Meeting. The presence of at least a majority of all of our shares of common stock issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, will constitute a quorum at the meeting. Votes cast by proxy or in person at the Annual Meeting will be tabulated by an election inspector appointed for the meeting and will be taken into account in determining whether or not a quorum is present. Abstentions and broker non-votes, which occur when a broker has not received customer instructions and indicates that it does not have the discretionary authority to vote on a particular matter on the proxy card, will be included in determining the presence of a quorum at the Annual Meeting.

Assuming that a quorum is present, our stockholders may take action at the annual meeting with the votes described below.

Election of Directors. Under Delaware law and the Bylaws of the Company (“Bylaws”), the affirmative vote of a plurality of the votes cast by the holders of our shares of common stock is required to elect each director. Consequently, only shares that are voted in favor of a particular nominee will be counted toward such nominee’s achievement of a plurality. Stockholders do not have any rights to cumulate their votes in the election of directors. Abstentions and broker non-votes will not be counted toward a nominee’s total.

Ratification of the Appointment of the Independent Auditor. The affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote at the annual meeting is required to ratify the appointment of Marcum Bernstein & Pinchuk LLP as the Company’s independent auditor for the fiscal year ended December 31, 2019.

Non-binding advisory vote regarding the compensation of our named executive officers. The affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote at the annual meeting is required to approve the compensation of our named executive officers. Abstentions and broker non-votes will not be counted as votes approving the compensation of our named executive officers.

Abstentions and Broker Non-Votes

Under applicable regulations, if a broker holds shares on your behalf, and you do not instruct your broker how to vote those shares on a matter considered “routine”, the broker may generally vote your shares for you. A “broker non-vote” occurs when a broker has not received voting instructions from you on a “non-routine” matter, in which case the broker does not have authority to vote your shares with respect to such matter. Rules that govern how brokers vote your shares have recently changed. Unless you provide voting instructions to a broker holding shares on your behalf, your broker may no longer use discretionary authority to vote your shares on any of the matters to be considered at the Annual Meeting other than the ratification of our independent registered public accounting firm. Please vote your proxy so your vote can be counted.

Voting Procedure; Voting of Proxies; Revocation of Proxies

Stockholders of Record

If your shares are registered directly in your name with our transfer agent, VStock Transfer, LLC, you are considered the “stockholder of record” with respect to those shares. As the stockholder of record, you may vote in person at the Annual Meeting or, most conveniently, vote by telephone, Internet or mail. Whether or not you plan to attend the annual meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person even if you have already voted by proxy.

By Internet – stockholders may vote on the internet by logging on to www.proxyvote.com and following the instructions given.

By Telephone – stockholders may vote by calling 1-800-690-6903 (toll-free) with a touch tone telephone and following the recorded instructions.

By Mail – stockholders must request a paper copy of the proxy materials to receive a proxy card and follow the instructions given for mailing. A paper copy of the proxy materials may be obtained by logging to www.proxyvote.com and following the instructions given. To vote using the proxy card, simply print the proxy card, complete, sign and date it and return it promptly to the address as instructed thereon. In the alternative, the proxy card can be mailed directly to the Company: Jehn Ming Lim, our Chief Financial Officer, located Room 1105 Wing On House, 62 Mody Road, Kowloon, Hong Kong. Our Board has selected Jehn Ming Lim to serve as proxy.

If you vote by telephone or via the Internet, you do not need to return your proxy card. Telephone and Internet voting are available 24 hours a day and will close at 11:59 P.M. Eastern Time on December 29, 2019.

In Person - stockholders may vote in person at the Annual Meeting. To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

Shares of our common stock represented by proxies properly voted that are received by us and are not revoked will be voted at the Annual Meeting in accordance with the instructions contained therein. If instructions are not given, such proxies will be voted FOR election of each nominee for director named herein, FOR verification of Marcum Bernstein & Pinchuk LLP as independent auditor, and FOR approval of the compensation of our named executive officers described in this Proxy Statement. In addition, we reserve the right to exercise discretionary authority to vote proxies, in the manner determined by us, in our sole discretion, on any matters brought before the Annual Meeting for which we did not receive adequate notice under the proxy rules promulgated by the Securities and Exchange Commission (“SEC”).

Street Name Stockholders

If you hold your shares in “street name” through a stockbroker, bank or other nominee rather than directly in your own name, you are considered the “beneficial owner” of such shares. Because a beneficial owner is not a stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, bank, or nominee that holds your shares, giving you the right to vote those shares at the meeting. The Board recommends that you vote using one of the other voting methods, since it is not practical for most stockholders to attend the Annual Meeting.

If you hold your shares in “street name” through a stockbroker, bank or other nominee rather than directly in your own name, you can most conveniently vote by telephone, Internet or mail. Please review the voting instructions on your voting instruction form.

Your proxy is revocable at any time before it is voted at the Annual Meeting in any of the following three ways:

1.	You may submit another properly completed proxy bearing a later date.

2.	You may send a written notice that you are revoking your proxy to Jehn Ming Lim, our Chief Financial Officer, located Flat/Room 1105 Wing On House, 62 Mody Road, Kowloon, Hong Kong.

3.	You may attend the Annual Meeting and vote in person. However, simply attending the Annual Meeting will not, by itself, revoke your proxy.

Dissenters’ Right of Appraisal

Under Delaware General Corporation Law and the Company’s Certificate of Incorporation, stockholders are not entitled to any appraisal or similar rights of dissenters with respect to any of the proposals to be acted upon at the Annual Meeting.

Proxy Solicitation

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

Householding

SEC rules permit us to deliver a single Notice of Internet Availability of Proxy Materials or, if applicable, a paper copy of our annual report and proxy statement, to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one Notice of Internet Availability of Proxy Materials or, if applicable, a paper copy of the annual report and proxy statement, to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. If you received a householded mailing this year and you would like to have additional copies of our Notice of Internet Availability of Proxy Materials or, if applicable, additional copies of our annual report and proxy statement mailed to you or you would like to opt out of this practice for future mailings, contact Jehn Ming Lim, our Chief Financial Officer, located Flat/Room 1105 Wing On House, 62 Mody Road, Kowloon, Hong Kong. We agree to deliver promptly, upon written or oral request, a separate copy of this proxy statement and annual report to any stockholder at the shared address to which a single copy of those documents were delivered.

Stockholder List

For at least ten days prior to the meeting, a list of stockholders entitled to vote at the Annual Meeting, arranged in alphabetical order, showing the address of and number of shares registered in the name of each stockholder, will be open for examination by any stockholder, for any purpose related to the Annual Meeting, during ordinary business hours at our principal executive office. The list will also be available for examination at the Annual Meeting.

Other Business

The Board is not aware of any other matters to be presented at the Annual Meeting other than those mentioned in this proxy statement and our accompanying Notice of Annual Meeting of Stockholders. If, however, any other matters properly come before the Annual Meeting, the persons named in the accompanying proxy will vote in accordance with their best judgment.

Proposals of Stockholders for Annual Meeting of Stockholders for the year ended December 31, 2019

Stockholder proposals will be considered for inclusion in the Proxy Statement for the Annual Meeting for the year ended December 31, 2019 (the “2019 Annual Meeting”) in accordance with Rule 14a-8 under Securities Exchange Act of 1934, as amended (the “Exchange Act”), if they are received by the Company, on or before October 2, 2020.

Stockholders who intend to present a proposal at the 2019 Annual Meeting without inclusion of such proposal in our proxy materials for the 2019 Annual Meeting are required to provide notice of such proposal not less than ninety (90) days nor more than one hundred twenty (120) days prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not earlier than the one hundred and twentieth (120th) day prior to such annual meeting, and not later than the ninetieth (90th) day prior to such meeting or tenth (10th) day following the day on which public disclosure of the date of such annual meeting was first made. Therefore, stockholder proposals must be received by us no earlier than September 2, 2020, but no later than October 2, 2020, and must otherwise comply with the notice requirements set forth under all applicable Exchange Act and SEC rules. The chairman of our 2019 Annual Meeting may refuse to allow the transaction of any business or acknowledge the nomination of any person not made in compliance with the requisite procedures.

Stockholder notice shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on our books, of the stockholder proposing such business, (iii) the class and number of shares of the Company, which are beneficially owned by the stockholder, (iv) any material interest of the stockholder in such business and (v) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Exchange Act, in his capacity as a proponent to a stockholder proposal.

A stockholder’s notice relating to nomination for directors shall set forth as to each person, if any, whom the stockholder proposes to nominate for election or re-election as a director: (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Company, which are beneficially owned by such person, (iv) a description of all arrangements or understandings between the stockholder and each nominee and any other person(s) (naming such person(s)) pursuant to which the nominations are to be made by the stockholder and (v) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including without limitation such person’s written consent to being named in our Proxy Statement, if any, as a nominee and to serving as a director if elected).

Proposals and notices of intention to present proposals at the Annual Meeting of Stockholders for the year ended December 31, 2019 should be addressed to Jehn Ming Lim, our Chief Financial Officer, located Flat/Room 1105 Wing On House, 62 Mody Road, Kowloon, Hong Kong.

Voting Results of Annual Meeting

Voting results will be published in a Current Report on Form 8-K issued by us within four (4) business days following the Annual Meeting.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Nominees

Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the Board) will serve for the remainder of the one year term in which the vacancy occurred and until the director’s successor is elected and qualified. This includes vacancies created by an increase in the number of directors.

Our Board currently consists of four (4) members. Messrs. William Kwok Keung Tsui, Joseph Levinson, and John Levy resigned from their director positions effective July 8, 2019. Mr. Jiangping Xiao (Gary) and Ms. Li Lu were appointed to fill in the vacancies left by the departure of Messrs. William Kwok Keung Tsui, Joseph Levinson, and John Levy, effective the same date. All of our four directors, including the two newly elected directors, will stand for re-election at the Annual Meeting.

If elected as a director at the Annual Meeting, each of the nominees will serve a one-year term expiring at the Annual Meeting of Stockholders for the year ended December 31, 2019 and until his/her successor has been duly elected and qualified. Biographical information regarding each of the nominees is set forth below. No family relationships exist among any of our director nominees or executive officers.

Each of the nominees has consented to serve as a director if elected. If any nominee should be unavailable to serve for any reason (which is not anticipated), the Board may designate a substitute nominee or nominees (in which event the persons named on the enclosed proxy card will vote the shares represented by all valid proxy cards for the election of such substitute nominee or nominees), allow the vacancies to remain open until a suitable candidate or candidates are located, or by resolution provide for a lesser number of directors.

Executive Officers and Directors

The following table sets forth certain information regarding our executive officers and directors as of November 21, 2018:

Name	Age	Position	Served From

Fang Mu	33	Chief Executive Officer	August 6, 2019

Jehn Ming Lim	37	Chief Financial Officer	February 18, 2019

Xiaoyu Zhang	31	Director	November 19, 2018

Ming Cheng	34	Director and Vice President of	November 19, 2018
		Takung Cultural Development (Tianjin) Co., Ltd

Jiangping Xiao (Gary)	40	Director	July 8, 2019

Li Lu	46	Director	July 8, 2019

Biographical Information of the Director Nominees

XIAOYU ZHANG has been an auditor with PricewaterhouseCoopers at its New Zealand Auckland office since November 2018. Prior to that, she was a senior supervisor of Internal Audit Department with the headquarters of Tianjin KinCheng Bank in China. Ms. Zhang had been an associate and senior associate with PricewaterhouseCoopers China from 2009 to 2015. Ms. Zhang obtained her Bachelor of Financial Management from Tianjin University, located in China and Master of Business Administration from Nankai University, located in China, and Postgraduate Diploma in Accounting from Massey University, located in New Zealand. Ms. Zhang’s experience in financial and accounting qualifies her to be a director and the Board also elects her to be the new Chairwoman of the Board due to her business administration ability and the leadership skills.

MING CHENG works with Northern Lights Tech Development Co., Ltd, located in Tianjin, China, in charge of the E commercial perform and Customer Relationship Management (“CRM”) development projects since 2015. Prior to the aforementioned, he served with Good Technology located in Tianjin, China, as the technology team leader in charge of their development of Business Mail System Application and CRM development from 2013 to 2014. Prior to this, he worked for Intel Corporation with the mobile CPU development project and before that he worked at Nokia for handset development project from 2008 to 2011. Mr. Cheng earned his Master of Multimedia from Communication University of China and a Bachelor of Automation from Beijing University of Post and Communication. Mr. Cheng’s experiences with a spectrum of project developments at the top-tier corporations qualify him to be a member of the Board and led the Board to conclude that he should be nominated to serve as a director of the Company.

JIANGPING XIAO (GARY) has been the Vice President of Finance and Accounting at Hilco IP Merchant Bank since 2019. Prior to that, he was the Chief Financial Officer of Professional Diversity Network, Inc., from March 2017 to March 2019. From 2013 to 2016, Mr. Xiao was the Chief Financial Officer and Controller of Petstages. Earlier in his career, Mr. Xiao served as the Controller of the Operations Management Group of The Jordan Company, a private equity firm, from August of 2008 to May of 2013, and as a Senior Finance Associate, Financial Planning and Analysis of United Airlines from June 2006 to August of 2008. Mr. Xiao obtained a Master of Business Administration from the Ross School of Business Management at the University of Michigan in 2006 and a B.A. in Accounting from Tsinghua University in Beijing, China in 2000.

LI LU is a corporate management expert with 12 years of financial, accounting and business experience. From August 2010 to December 2018, she served as a General Manager of Hua Xia Investment, a PRC Investment consultancy firm. From April 2006 to May 2010, she served as an Assistant Branch Manager in Rural Commercial Bank. Ms. Lu graduated from the Hebei University of Technology as a Bachelor of Engineering Cost in 2005.

Biographical Information of Our Executive Officers

FANG MU has extensive experience in corporate finance, accounting, and human resource management. She is familiar with artwork storage, appraisal, and other facets related to the trading of art works. Her experience also includes budgeting, forecasting, financial planning and analysis, human source management and commercial insurance. She has served as the Vice President of Takung Cultural Development (Tianjin) Co. Ltd, one of the Company’s subsidiaries since 2016. She has relinquished this position with effect from August 6, 2019. From 2009 to 2016, Ms. Mu worked as Financial Controller of Tianjin Cultural and Artwork Exchange Company. From 2008 to 2009, Ms. Mu served as an assistant auditor of Tianjin Zhong He Xin Cheng CPA Firm. Ms. Mu was recently qualified as a Professional Art Appraiser by the Beijing Open University in 2019. She graduated from Tianjin University of Finance and Economics in 2008 with a double degree in Audit and Finance.

JEHN MING LIM has extensive experience in providing financial accounting and advisory services to public and private companies, and has been engaging in this profession for more than 14 years. Prior to joining the Company, Mr. Lim has been a managing director of a financial consulting firm since January 2013 and was mainly responsible for overseeing SEC reporting, GAAP technical consultation, financial statement audit preparation, due diligence and internal controls compliance services. Mr. Lim also has extensive experience in auditing private and public companies in his stints as audit manager and senior auditor of two regional accounting firms in the United States from October 2008 through December 2012 and from September 2006 through October 2008, respectively, and as an auditor at Ernst & Young in the United States from September 2004 through to July 2006. Mr. Lim graduated with High Honors from the University of California, Santa Barbara, with a Bachelor of Arts degree in Business Economics.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED IN THIS PROXY STATEMENT.

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT AUDITOR

The Audit Committee has selected Marcum Bernstein & Pinchuk LLP (“Marcum”) as the Company’s independent auditor for the fiscal year ended December 31, 2019, and has further directed that management submit the selection of Marcum for ratification by the shareholders at the Annual Meeting. The shareholders are being asked to ratify this appointment so that the Audit Committee will know the opinion of the shareholders. However, the Audit Committee has sole authority to appoint the independent registered public accounting firm.

Representatives of Marcum are not expected to be present at the Annual Meeting, either in person or by teleconference.

We are asking our stockholders to ratify the selection of Marcum as our independent registered public accounting firm. Although ratification is not required by our bylaws or otherwise, the Board is submitting the selection of Marcum to our stockholders for ratification as a matter of good corporate practice. However, the Audit Committee has sole authority to appoint the independent registered public accounting firm.

Independent Registered Public Accounting Firm’s Fees

Audit Fees

We incurred approximately $175,000 for professional services rendered by our current registered independent public accounting firm, Marcum Bernstein & Pinchuk LLP for the audit and review of the Company in the fiscal year 2017.

We incurred approximately $339,000 for professional services rendered by our current registered independent public accounting firm, Marcum Bernstein & Pinchuk LLP for the audit and review of the Company in the fiscal year 2018.

Audit-Related Fees

We did not incur any audit-related fees in the fiscal years ended December 31, 2018 and 2017.

Tax Fees

We did not incur any tax fees in the fiscal years ended December 31, 2018 and 2017.

All Other Fees

We did not incur any fees from our registered independent public accounting firm for services other than the services covered in “Audit Fees” in the fiscal years ended December 31, 2018 and 2017.

Audit Fees consist of the aggregate fees billed for professional services rendered for the audit of our annual financial statements and the reviews of the financial statements included in our Forms 10-Q and for any other services that were normally provided by our independent auditor, respectively, in connection with our statutory and regulatory filings or engagements.

Audit Related Fees consist of the aggregate fees billed for professional services rendered for assurance and related services that were reasonably related to the performance of the audit or review of our financial statements and were not otherwise included in Audit Fees.

Tax Fees consist of the aggregate fees billed for professional services rendered for tax compliance, tax advice and tax planning. Included in such Tax Fees were fees for preparation of our tax returns and consultancy and advice on other tax planning matters.

All Other Fees consist of the aggregate fees billed for products and services provided by our independent auditors and not otherwise included in Audit Fees, Audit Related Fees or Tax Fees.

Our Audit Committee has considered whether the provision of the non-audit services described above is compatible with maintaining auditor independence and determined that such services are appropriate. Before auditors are engaged to provide us audit or non-audit services, such engagement is (without exception, required to be) approved by the Audit Committee of the Board.

Pre-Approval Policies and Procedures

Under the Sarbanes-Oxley Act of 2002, all audit and non-audit services performed by our auditors must be approved in advance by our Audit Committee to assure that such services do not impair the auditors’ independence from us. In accordance with its policies and procedures, the Audit Committee pre-approved the audit service performed by Marcum for our consolidated financial statements as of and for the year ended December 31, 2019.

The Company’s principal accountant, Marcum Bernstein & Pinchuk LLP, did not engage any other persons or firms other than the principal accountant’s full-time, permanent employees.

Vote Required; Board of Directors Recommendation

Approval of and ratification of the selection of Marcum Bernstein & Pinchuk LLP as our independent registered public accounting firm will require the affirmative vote of the holders of a majority of the shares of our common stock present in person or by proxy and entitled to vote at the annual meeting, assuming the presence of a quorum at the annual meeting.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVAL OF AND RATIFICATION OF THE APPOINTMENT OF MARCUM BERNSTEIN & PINCHUK LLP AS THE COMPANY’S INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDED DECEMBER 31, 2019.

PROPOSAL NO. 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION
(Say-On-Pay)

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) requires that we provide our stockholders a non-binding, advisory vote to approve the compensation of our named executive officers. This vote is sometimes referred to as a “say-on-pay vote.” Although this advisory vote is nonbinding, the Compensation Committee of our Board will review and consider the voting results when making future decisions regarding our named executive officer compensation and related executive compensation programs.

As described in more detail below and in our Annual Report on Form 10-K, our executive compensation program is comprised principally of salary, equity and performance-based cash compensation, designed to: (i) attract, motivate and retain key executives who are critical to our success, (ii) align the interests of our executives with stockholder value and our financial performance and (iii) achieve a balanced package that would attract and retain highly qualified senior officers and appropriately reflect each such officer’s individual performance and contributions. In addition, the Company regularly reviews its compensation program and the overall compensation package paid to each of its senior executives to assess risk and to confirm that the structure is still aligned with the Company’s long-term strategic goals.

Before you vote on the resolution below, please read the entire “Executive Compensation” section, including the tables, together with the related narrative disclosure and footnotes of this Proxy Statement, as well as the disclosures in our Annual Report on Form 10-K. Note, as a “smaller reporting company,” we are obligated to provide compensation disclosures pursuant to Item 402 (m) through (q) of Regulation S-K promulgated under the Security Exchange Act of 1934 (“Regulation S-K”). Even though, as a smaller reporting company, we are exempt from compensation discussion and analysis by the executive compensation requirements of Item 402(b) of Regulation S-K, we continue to elect to provide information regarding our objectives and practices regarding executive compensation in order to give our stockholders transparency into our compensation philosophy and practices.

For the reasons provided, the Board is asking stockholders to cast a non-binding, advisory vote FOR the following resolution:

“RESOLVED, that stockholders approve the compensation paid to our named executive officers as disclosed in this Proxy Statement pursuant to Item 402 (m) through (q) of Regulation S-K (which includes the compensation tables and related narrative discussion).”

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THIS PROXY STATEMENT.

CORPORATE GOVERNANCE

Leadership Structure and Role in Risk Oversight

The Board believes that Ms. Xiaoyu Zhang is best situated to serve as Chairperson of the Board because of her financial background, business administration ability and leadership skills. In addition, having a single leader eliminates the potential for confusion and provides clear leadership for the Company. We believe that this leadership structure has served the Company well.

Our Board is responsible for oversight of the Company’s risk management practices while management is responsible for the day-to-day risk management processes. In the Board’s opinion, this division of responsibilities is the most effective approach for addressing the risks facing the Company. The Board receives periodic reports from management regarding the most significant risks facing the Company. In addition, the Audit Committee assists the Board in its oversight of our risk assessment and risk management policies. Our Audit Committee is empowered to appoint and oversee our independent registered public accounting firm, monitor the integrity of our financial reporting processes and systems of internal controls and provide an avenue of communication among our independent auditors, management, our internal auditing department and our Board.

The Board has not named a lead independent director.

Diversity

The Board does not have a formal policy with respect to Board nominee diversity. However, in recommending proposed nominees to the full Board, the Governance and Nominating Committee considers diversity in the context of the Board as a whole and considers personal characteristics (gender, ethnicity and age), skills and experiences, qualifications and the background of current and prospective directors as important factors in identifying and evaluating potential director nominees, so that the Board, as a whole, will possess what the Board believes are the appropriate skills, talent, expertise and backgrounds necessary to meet the long-term interests of our stockholders and the goals and objectives of the Company.

Director Independence

Our Board has determined that Ms. Xiaoyu Zhang, Mr. Jiangping Xiao (Gary) and Ms. Li Lu satisfy the criteria for independence under NYSE American and SEC rules for independence of directors and of committee members.

Board Meetings and Committee Meeting; Annual Meeting Attendance

During the year ended December 31, 2018, the Board held 10 meetings, not including actions taken by unanimous written consent. In addition, the Audit Committee held 9 meetings; the Governance and Nominating Committee held 2 meetings; and the Compensation Committee held 2 meetings. During the year ended December 31, 2018, each of the directors attended, in person or by telephone, at least 75% of the meetings of the Board and the committees on which he or she served. We encourage our Board members to attend our Annual Meetings, but we do not have a formal policy requiring attendance.

Audit Committee

The Audit Committee currently consists of Ms. Xiaoyu Zhang, and Ms. Li Lu, with Jiangping Xiao (Gary) serving as Chairman. Each of Mr. Xiao, Ms. Zhang, and Mrs. Lu is independent under NYSE American listing standards. The Board has determined that Mr. Xiao and Ms. Zhang qualify as audit committee financial experts and have the accounting or financial management expertise as required under Section 803(B)(2)(a)(iii) of NYSE American rules. In reaching this determination, the Board made a qualitative assessment of Mr. Xiao’s and Ms. Zhang’s level of knowledge and experience based on a number of factors, including formal education and business experience.

The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee is responsible for assisting the Board in fulfilling its oversight responsibilities with respect to: (i) the financial reports and other financial information provided by us to the public or any governmental body; (ii) our compliance with legal and regulatory requirements; (iii) our systems of internal controls regarding finance, accounting and legal compliance that have been established by management and the Board; and (iv) our auditing, accounting and financial reporting processes generally. In addition, the Audit Committee is responsible for the appointment, retention, compensation and oversight of the work of any registered public accounting firm employed by the Company (including resolution of disagreements between management and the accounting firm regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or other services. Any such registered public accounting firm must report directly to the Audit Committee. The Audit Committee has the ultimate authority and responsibility to evaluate and, where appropriate, replace the registered public accounting firm. The Audit Committee’s policy is to pre-approve all audit and non-audit services by category, including audit-related services, tax services, and other permitted non-audit services. In accordance with the policy, the Audit Committee regularly reviews and receives updates on specific services provided by our independent registered public accounting firm. All services rendered by Marcum Bernstein & Pinchuk LLP (“Marcum”), our current independent auditor, to the Company are permissible under applicable laws and regulations. During fiscal year 2018, all services requiring pre-approval and performed by Marcum were approved in advance by the Audit Committee in accordance with the pre-approval policy. The Audit Committee operates under a written charter, a copy of which is available on our website at: http://www.takungart.com/investors/corporate-governance/governance-docs.

Compensation Committee

The Compensation Committee currently consists of Mr. Jiangping Xiao (Gary) and Ms. Li Lu, with Ms. Xiaoyu Zhang serving as Chairwoman. Each of Mr. Xiao, Ms. Lu, and Ms. Zhang is independent under NYSE American listing standards. The Compensation Committee is responsible for the administration of all salary, bonus, and incentive compensation plans for our officers and key employees. The Compensation Committee reviews and, as it deems appropriate, recommends to the Board policies, practices and procedures relating to the compensation of the officers and other managerial employees and the establishment and administration of employee benefit plans. It advises and consults with the officers of the Company as may be requested regarding managerial personnel policies. The Compensation Committee has the authority to engage independent advisors to assist it in carrying out its duties. During fiscal year 2018, the Compensation Committee did not engage the services of any independent advisors, experts or other third parties. We believe that the functioning of our Compensation Committee complies with, any applicable requirements of the NYSE American and SEC rules and regulations. The Compensation Committee operates under a written charter, which is available on our website at: http://www.takungart.com/investors/corporate-governance/governance-docs.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

All members of the Compensation Committee are independent directors. No member of our Compensation Committee is a current or former officer or employee of the Company or any of its subsidiaries, and no director or executive officer of the Company is a director or executive officer of any other corporation that has a director or executive officer who is also a director of the Company.

Governance and Nominating Committee

The Governance and Nominating Committee (the “Nominating Committee”) currently consists of Mr. Jiangping Xiao (Gary) and Ms. Xiaoyu Zhang, with Ms. Li Lu serving as Chairwoman. Each of Mr. Xiao, Ms. Zhang, and Ms. Lu is independent under NYSE American listing standards. The responsibilities of the Nominating Committee include: (i) identifying individuals qualified to serve as directors or fill any acting vacancies; (ii) recommending to the Board the selection of director nominees for each meeting of the stockholders at which directors are elected; (iii) advising the Board with respect to the composition, procedures and committees of the Board; and (iv) considering any other corporate governance issues that may arise from time to time, and developing appropriate recommendations for the Board. In recommending nominees to the Board, the Nominating Committee considers various criteria, including the ability of the individual to meet the NYSE American “independence” requirements, general business experience, general financial experience, knowledge of the Company’s industry (including past industry experience), education, and demonstrated character and judgment. The Nominating Committee uses its, as well as the entire Board’s, network of contacts when compiling a list of potential director candidates and has the authority to engage outside consultants. The Nominating Committee will consider director nominees recommended by a stockholder if the stockholder mails timely notice to the Secretary of the Company at its principal offices, which notice includes (i) the name, age and business address of such nominee, (ii) the principal occupation of such nominee, (iii) a brief statement as to such nominee’s qualifications, (iv) a statement that such nominee consents to his or her nomination and will serve as a director if elected, (v) whether such nominee meets the definition of an “independent” director under the NYSE listing standards and (vi) the name, address, class and number of shares of capital stock of the Company held by the nominating stockholder. Any person nominated by a stockholder for election to the Board will be evaluated based on the same criteria as all other nominees. The Nominating Committee operates under a written charter, which is available on our website at http://www.takungart.com/investors/corporate-governance/governance-docs.

Director Nomination Procedures

The Nominating Committee is generally responsible for soliciting recommendations for candidates for the Board, developing and reviewing background information for such candidates, and making recommendations to the Board with respect to candidates for directors proposed by stockholders. The nomination process involves a careful examination of the performance and qualifications of each incumbent director and potential nominees before deciding whether such person should be recommended for nomination by the Nominating Committee and nominated by the Board. The Board believes that the business experience of its directors has been, and continues to be, critical to the Company’s success. Directors should possess integrity, independence, energy, forthrightness, analytical skills and commitment to devote the necessary time and attention to the Company’s affairs. Directors must possess a willingness to challenge and stimulate management and the ability to work as part of a team in an environment of trust.

In selecting candidates for appointment or re-election to the Board, the Nominating Committee considers the following criteria: (i) personal and professional ethics and integrity, including a reputation for integrity and honesty in the business community; (ii) experience as an executive officer of companies or as a senior leader of complex organizations, including scientific, government, financial or technological organizations; (iii) financial knowledge, including an understanding of finance, accounting, the financial reporting process, and company measures for operating and strategic performance; (iv) ability to critically and independently evaluate business issues, contributing a diverse perspectives or viewpoints, and making practical and mature judgments; (v) a genuine interest in the Company, and the ability to spend the time required to make substantial contributions as a director; and (vi) no conflict of interest or legal impediment that would interfere with the duty of loyalty to the Company and its stockholders. In addition, the Nominating Committee reviews the qualifications of the directors to be appointed to serve as members of the Audit Committee to ensure that they meet the financial literacy and sophistication requirements under the NYSE American rules and that at least one of them qualifies as an “audit committee financial expert” under the rules of the SEC.

The Board will generally consider all relevant factors, including, among others, each nominee’s applicable expertise and demonstrated excellence in his or her field, the usefulness of such expertise to the Company, the availability of the nominee to devote sufficient time and attention to the affairs of the Company, the nominee’s reputation for personal integrity and ethics, and the nominee’s ability to exercise sound business judgment. Director nominees are reviewed in the context of the existing membership of the Board (including the qualities and skills of the existing directors), the operating requirements of the Company and the long-term interests of its stockholders.

There were no arrangements or understandings between any of our directors and any other person pursuant to which any director was to be selected as a director or selected as a nominee.

Family Relationships

No family relationships exist among any of our current director nominees or executive officers.

Involvement in Certain Legal Proceedings

To our knowledge, our directors and executive officers were not involved in any legal proceedings as described in Item 401(f) of Regulation S-K in the past ten (10) years.

Stockholder Communications

The Board welcomes communications from our stockholders, and maintains a process for stockholders to communicate with the Board. Stockholders who wish to communicate with the Board may send a letter to the Chairwoman of the Board of Takung Art Co., Ltd., at Flat/Room 1105 Wing on Plaza, 62 Mody Road, Kowloon, Hong Kong. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication”. All such letters should identify the author as a security holder. All such letters will be reviewed by the Chairwoman of the Board and submitted to the entire Board no later than the next regularly scheduled Board meeting.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics that applies to our principal executive officers and principal financial officer, principal accounting officer or controller, or persons performing similar functions and also to other employees. The Code is current available on our website at http://www.takungart.com/investors/corporate-governance/governance-docs.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to us, as of November 8, 2019, relating to the beneficial ownership of shares of common stock by each person who is known by us to be the beneficial owner of more than five percent (5%) of the outstanding shares of common stock; each director; each executive officer; and all executive officers and directors as a group. We believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock shown as being owned by them and unless otherwise indicated, that person’s address is c/o Takung Art Co., Ltd, Flat/RM 1105 Wing On Plaza, 62 Mody Road, Tsim Sha Tsui, Kowloon, Hong Kong.

Amount and Nature
		of Beneficial	Percent of
Title of Class	Name of Beneficial Owner	Ownership (1)	Class
Common Stock	Hiu Ngai Ma 2A, Block H3, Chi Fu Fa Yuen Pok Fu Lam Hong Kong	5,216,907	46.35%

Common Stock	CEDE & CO PO BOX 20 Bowling Green Station New York NY 10014	1,344,829	11.95%

Common Stock	Fang Mu (2)	-	-

Common Stock	Jehn Ming Lim (3)	-	-

Common Stock	Xiaoyu Zhang (4)	-	-

Common Stock	Ming Cheng (4)	-	-

Common Stock	Jiangping Xiao (Gary) (5)	-	-

Common Stock	Li Lu (5)	-	-
All officers and directors		-	-

* Less than 1%

(1)	In determining beneficial ownership of our shares of common stock as of a given date, the number of shares shown includes shares of common stock which may be acquired on exercise of warrants or options or conversion of convertible securities within 60 days of that date. In determining the percent of Common Share owned by a person or entity on November 8, 2019, (a) the numerator is the number of shares of the class beneficially owned by such person or entity, including shares which may be acquired within 60 days on exercise of warrants or options and conversion of convertible securities, and (b) the denominator is the sum of (i) the total shares of common stock outstanding on November 8, 2019 (11,255,129), and (ii) the total number of shares that the beneficial owner may acquire upon conversion of the preferred share and on exercise of the warrants and options, subject to limitations on conversion and exercise. Unless otherwise stated, each beneficial owner has sole power to vote and dispose of its shares.

(2)	Ms. Mu was appointed our Chief Executive Officer on August 6, 2019. She has not received any awards and does not own any shares of common stock.

(3)	Mr. Lim was appointed our Chief Financial Officer on February 18, 2019. He has not received any awards and does not own any shares of common stock.

(4) (5)

Both Ms. Xiaoyu Zhang and Mr. Ming Cheng were appointed directors of the Company on November 19, 2018 and neither has received any awards nor owns any shares of common stock.

Both Mr. Xiao and Ms. Lu were appointed directors of the Company on July 8, 2019 and neither has received any awards nor owns any shares of common stock.

DIRECTOR COMPENSATION

Compensation Discussion and Analysis

We strive to provide our named executive officers (as defined in Item 402 of Regulation S-K) with a competitive base salary that is in line with their roles and responsibilities when compared to peer companies of comparable size in similar locations.

It is not uncommon for Hong Kong private companies to have base salaries as the sole form of compensation. The base salary level is established and reviewed based on the level of responsibilities, the experience and tenure of the individual and the current and potential contributions of the individual. The base salary is compared to the list of similar positions within comparable peer companies and consideration is given to the executive’s relative experience in his or her position. Base salaries are reviewed periodically and at the time of promotion or other changes in responsibilities.

We have formed a compensation committee to oversee the compensation of our named executive officers. All the members of the compensation committee are independent directors.

Compensation of Directors

The following table sets forth the compensation received by our directors in fiscal years 2018 and 2017 in their capacity as directors.

Name and Principal Position	Year	Fee earned or paid in Cash ($)	Base Compensation and bonus ($)	Share Awards ($)	Option Awards ($)	Non-equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred	All Other Compensation ($)	Total ($)
Di Xiao (1)	2018	$-	$225,181	$-	$9,900	$-	$-	$-	$235,081
Former Chief Executive Officer and Director	2017	-	289,612	-	61,246	-	-	-	350,858

Joseph Levinson (2)	2018	40,000	-	23,178	-	-	-	-	63,178
Director	2017	50,000	-	36,124	-	-	-	-	86,124

William Kwok Keung Tsui (2)	2018	40,000	-	23,178	-	-	-	-	63,178
Director	2017	50,000	-	43,624	-	-	-	-	93,624

John Levy (3)	2018	40,000	-	27,579	-	-	-	-	67,579
Director	2017	50,000	-	38,440	-	-	-	-	88,440

Zishen Li (4)	2018	-	124,552	-	11,738	-	-	-	136,290
Former Director	2017	-	110,206	-	13,431	-	-	-	123,637

Xiaoyu Zhang (5)	2018	-	-	-	-	-	-	-	-
Director (Chair person)	2017	-	-	-	-	-	-	-	-

Ming Cheng (6)	2018	-	-	-	-	-	-	-
Director	2017	-	-	-	-	-	-	-	-

(1)	On March 1, 2016, Mr. Di Xiao was granted share options to purchase 50,000 shares of common stock of the Company at an exercise price of $3.30 per share pursuant to the Company’s 2015 Incentive Share Plan. The options are exercisable during the term of his employment in three equal installments of 16,666 shares of Common Share, the first installment being exercisable on the date of issue and thereafter on each successive anniversary thereof. Mr. Xiao received these share options for his services as director for the year ended December 31, 2018. He resigned from all his other positions on November 19, 2018.

(2)	Messrs. Joseph Levinson and William Kwok Keung Tsui joined the Company as its directors on December 1, 2015. They both received an apportioned cash compensation of $40,000 and shares awards worth $23,178 for their services for the year ended December 31, 2018. Messrs Levinson and Tsui resigned their positions from the Company on July 8, 2019.

(3)	Mr. John Levy joined the Company as a director on March 1, 2016. He received an apportioned cash compensation of $40,000 and share awards worth $27,579 for his services for the year ended December 31, 2018.Mr. Levy resigned from his position with the Company on July 8, 2019.

(4)	Mr. Zishen Li was appointed to serve as a director of the Company on March 11, 2016. He received share awards worth $11,738 for his services as director. Mr. Li resigned on his own accord on November 15, 2018.

(5)	Ms. Xiaoyu Zhang was appointed director and Chairperson of the board of directors on November 19, 2018. She received no share awards for the year ended December 31, 2018

(6)	Mr. Cheng was appointed director on November 19, 2018. He received no share awards for the year ended December 31, 2018

EXECUTIVE COMPENSATION

General

Certain information concerning our executive officers as of the date of this proxy statement is set forth below. Officers are elected annually by the Board and serve at the discretion of the Board.

Name	Age	Position With Our Company
Fang Mu	33	Chief Executive Officer
Jehn Ming Lim	37	Chief Financial Officer

Summary Compensation Table

The following table sets forth information with respect to the compensation of each of the named executive officers for services provided in all capacities to Takung Art Co., Ltd and its subsidiaries, Hong Kong Takung Art Co., Ltd, Hong Kong Takung Art Holdings Company Limited, Takung (Shanghai) Co., Ltd, and Takung Cultural Development (Tianjin) Co., Ltd and Art Era Internet Technology (Tianjin) Co., Ltd in the fiscal years ended December 31, 2018 and 2017 in their capacity as such officers. Mr. Chun Hin Leslie Chow, our former chief financial officer received no additional compensation for his services as chief financial officer of HongKong Takung Art Co., Ltd. Mr. Li receives no additional consideration for his services as director of the Company. No other executive officer or former executive officer received more than $100,000 in compensation in the fiscal years reported.

Summary Compensation Table

Name & Principal Position	Fiscal Year	Base Compensation (annual, unless otherwise noted)	Bonus	Share Options *	Total Annual
Di Xiao (1)	2018	$178,626	$46,555	$9,900	$235,081
Former Chief Executive Officer and Director of the company and Hong Kong Takung, Director of Takung Art Holdings	2017	230,988	58,624	61,246	350,858

Chun Hin Leslie Chow (2)	2018	208,325	104,417	7,059	319,801
Former Chief Executive Officer, former Chief Financial Officer	2017	224,422	419,234	73,612	717,268

Zishen Li (3)	2018	67,022	57,530	11,738	136,290
Former Vice President, Hong Kong Takung Art Co., Ltd General Manager, Takung (Shanghai) Co., Ltd and Takung Cultural Development (Tianjin) Co., Ltd	2017	83,653	26,553	13,431	123,637

(1)     For the year ended December 31, 2018, Mr. Xiao received a salary of $178,626, bonus of $46,555 and share options worth $9,900. On March 1, 2016, Mr. Xiao was granted share options to purchase 50,000 shares of common s tock of the Company at an exercise price of $3.30 per share pursuant to the Company’s 2015 Incentive Share Plan. The options are exercisable during the term of his employment in three equal installments of 16,666 shares of common stock, the first installment being exercisable on the date of issue and thereafter on each successive anniversary thereof. Mr. Xiao became a director of Hong Kong Takung Art Holdings Company Limited on July 20, 2018. He resigned all his other positions on November 19, 2018.

(2)     Mr. Chow was appointed our Chief Financial Officer and Chief Financial Officer of our Hong Kong subsidiary, Hong Kong Takung Art Co., Ltd on February 22, 2016. On February 22, 2016, Mr. Chow was granted share options to purchase 50,000 shares of Common share of the Company at an exercise price of $2.91 per share pursuant to the Company’s 2015 Incentive Stock Plan. The options are exercisable during the term of his employment in three equal installments of 16,666 shares of Common Share, the first installment being exercisable on the date of issue and thereafter on each successive anniversary thereof. On November 16, 2018, Mr. Chow took over as acting Chief Executive Officer, replacing Mr. Xiao who resigned that day. There was no change in Mr. Chow’s employment terms. For the year ended December 31, 2018, Mr. Chow received an apportioned salary of $208,325, a bonus of $104,417, and share options worth $7,059. Mr. Chow resigned from all his positions with the Company on August 6, 2019.

(3)     Mr. Li had been a Vice President of Hong Kong Takung Art Co., Ltd since March 1, 2015. He was subsequently appointed as the General Manager of Takung (Shanghai) Co., Ltd with effect from July 28, 2015 and General Manager of Tianjin Takung with effect from January 27, 2016. He was appointed as director of the Company on March 11, 2016. For the year ended December 31, 2017, Mr. Li received an apportioned salary of $83,653 and an apportioned bonus of $26,553. For the year ended December 31, 2018, Mr. Li received an apportioned salary of $67,022 and an apportioned bonus of $57,530. Mr. Li resigned from all his positions on November 15, 2018. His compensation is apportioned between the subsidiaries, Hong Kong Takung Art Co., Ltd, Takung (Shanghai) Co., Ltd and Takung Cultural Development (Tianjin) Co., Ltd to reflect the time he spends on the affairs of these entities. He received no additional compensation as director of the Company.

*The value reported for each executive is the cost recognized in our financial statements during fiscal year 2018, calculated in accordance with Accounting Standards Codification Topic 718 "Share-based Compensation”.

Operating Subsidiary Executive Compensation Summary

The table below sets forth the positions and compensations for the officers of Hong Kong Takung Art Co., Ltd for the years ended December 31, 2018 and 2017.

Name	Year	Annual Salary ($)		Bonus ($)	Total ($)
Di Xiao	2018	178,626	(1)	46,555	225,181
Former Chief Executive Officer and Director	2017	230,988		58,624	289,612

Leslie Chow	2018	208,325	(2)	104,417	312,742
Former Chief Executive Officer, former Chief Financial Officer	2017	224,422		419,234	643,656

Song Wang Director	2018	11,483	(3)

(1)	Mr. Xiao’s monthly compensation was adjusted to $17,863 (HK$140,000) on February 2017 and remained unchanged for 2018. His compensation was apportioned between Takung Art Co., Ltd and its subsidiary, Hong Kong Takung Art Co., Ltd to reflect the time he spends on the affairs of both entities. Mr. Xiao became a Director of Hong Kong Takung Art Holdings Company Limited on July 20, 2018. He resigned all his other positions on November 19, 2018 except that he remains a Director of Hong Kong Takung Art Holdings Company Limited but receives no compensation for his positions there.

(2)	Mr. Chow’s monthly compensation was adjusted to $17,360 (HK$136,064) on February 2017 and remained the same for 2018. His compensation is apportioned between Takung Art Co., Ltd and its subsidiary, Hong Kong Takung Art Co., Ltd to reflect the time he spends on the affairs of both entities. Mr. Chow resigned from all his positions with the Company on August 6, 2019.

(3)	Mr. Wang has been receiving a monthly compensation of $3,828 (HKD$30,000) from Hong Kong Takung Art Co., Ltd for his services as director since October 1, 2018.

The table below sets forth the positions and compensations for the General Manager of Takung (Shanghai) Co., Ltd and Takung Cultural Development (Tianjin) Co., Ltd for the years ended December 31, 2018 and 2017.

Name	Year	Annual Salary ($)		Bonus ($)	Total ($)
Zishen Li	2018	$67,022	(1)	$57,530	$124,552
Former General Manager	2017	83,653		26,553	110,206

Song Wang	2018	10,939	(2)	3,038	13,977
General Manager and Director of Takung (Shanghai) Co., Ltd and Takung Cultural Development (Tianjin) Co., Ltd	2017	10,778		3,267	14,045

(1)	Mr. Li’s monthly compensation paid by Takung (Shanghai) Co., Ltd and Takung Cultural Development (Tianjin) Co., Ltd were $4,848 (HKD$38,000) and $1,726 (RMB11,408), respectively for 2018, to reflect the time he spent on the affairs of the entities. Mr. Li resigned on his own accord on November 15, 2018.

(2)	Mr. Wang’s average monthly compensation paid by Takung Cultural Development (Tianjin) Co., Ltd was $912 (RMB 6,025).

The table below sets forth the positions and compensations for the General Manager of Hong Kong Takung Art Holdings Company Limited and Art Era Internet Technology (Tianjin) Co., Ltd for the year ended December 31, 2018:

Name	Year	Annual Salary ($)		Bonus ($)	Total ($)
Di Xiao	2018	--	(1)	-	-
Director of Hong Kong Takung Art Holdings Company Limited

Zhong Fu	2018	6,151	(2)	-	6,151
General Manager and Director of Art Era Internet Technology (Tianjin) Co., Ltd

(1)	Mr. Xiao became a director of Hong Kong Takung Art Holdings Company Limited on July 20, 2018 but receives no compensation there.

(2)	Mr. Fu’s average monthly compensation paid by Art Era Internet Technology (Tianjin) Co., Ltd was $3,075 (RMB 20,325) from November to December 2018.

Narrative to Summary Compensation Table

In fiscal year 2018, the primary components of our executive compensation programs were base salary and equity compensation. We use base salary to fairly and competitively compensate our executives, including the named executive officers, for the jobs we ask them to perform. We view base salary as the most stable component of our executive compensation program, as this amount is not at risk. We believe that the base salaries of our executives should be targeted at or above the median of base salaries for executives in similar positions with similar responsibilities at comparable companies, consistent with our compensation philosophy. We have formed a compensation committee to oversee the compensation of our named executive officers. All the members of the compensation committee are independent directors. The committee has the discretion to review and approve each employee’s bonus.

2015 Incentive Stock Option Plan

On August 26, 2015, the 2015 Incentive Stock Plan (“2015 Plan”) was approved by the Board of Directors for rewarding the Company’s directors, executives and selected employees and consultants for making major contributions to the success of the Company. 1,037,000 shares were registered on August 27, 2015.

During the year ended December 31, 2017, the Company had no option activities. 268,600 were granted effective on February 2, 2016, 50,000 were granted effective on February 29, 2016 and 112,925 of the options were granted effective on March 30, 2016. In addition, on December 1, 2015 and March 1, 2016, 12,143 and 7,463 of restricted stock-based awards were granted. Each of the awards is subject to service-based vesting restrictions. The February 2, 2016 grant included a grant of 50,000 shares to a non-employee who became an employee on March 2, 2016.

The exercise price of stock options ranged from $2.91 to $3.65 and the requisite service period ranged from two to five years. 130,419 stock options have been vested and 9,765 stock options were cancelled during the fiscal year ended December 31, 2017, and no stock options were exercised in the year ended December 31, 2017.

Option Grants Table

During the year ended December 31, 2018, the Company did not grant new share options. For the year ended December 31, 2016, the Company granted an aggregate of 431,525 share options under the 2015 Plan. 268,600, including a grant of 50,000 shares to a non-employee who became an employee on March 2, 2016, were granted effective on February 2, 2016, 50,000 were granted effective on February 29, 2016 and 112,925 of the options were granted effective on March 30, 2016.

Outstanding Equity Awards at Fiscal Year-End

During year ended December 31, 2018, 22,438 of restricted share-based awards were granted. Each of the awards is subject to service-based vesting restrictions. The total unvested restricted share was 11,240 shares as of December 31, 2018.

Aggregated Option Exercises and Fiscal Year-End Option Value Table

194,514 share options have been vested and 164,522 share options were cancelled during year ended December 31, 2018. As of December 31, 2018, the number of options outstanding and exercisable were 254,238 and 194,514 respectively.

Long-Term Incentive Plan (“LTIP”) Awards Table

There were no awards made in the last completed fiscal year under any LTIP.

Pension and Retirement Plans

Currently, except for contributions to the PRC government-mandated social security retirement endowment fund for those employees who have not waived their coverage, we do not offer any annuity, pension or retirement benefits to be paid to any of our officers, directors or employees. There are also no compensatory plans or arrangements with respect to any individual named above which results or will result from the resignation, retirement or any other termination of employment with our company, or from a change in our control.

Operating Subsidiary Employment Agreements

Mr. Xiao entered into an employment agreement with Hong Kong Takung Art Co., Ltd on June 1, 2014 whereby he agreed to serve as Hong Kong Takung Art Co., Ltd General Manager and Managing Director. Pursuant to such employment agreement, Mr. Xiao was entitled to a monthly salary of $7,655 (HK$60.000), which was reviewed annually in January. On March 2015, Mr. Xiao’s salary was adjusted to $10,207 (HK$80,000), and was adjusted to $12,759 (HK$100,000) on October 2015, and was adjusted to $15,311 (HK$120,000) on April 2016, and further adjusted to $17,863 (HK$140,000) on February 2017. The employment agreement may be terminated by either party upon one month’s advance notice. Mr. Xiao became a director of Hong Kong Takung Art Holdings Company Limited on July 20, 2018. He resigned all his other positions on November 19, 2018

Mr. Li had been a Vice President of Hong Kong Takung Art Co., Ltd since March 1, 2015. He was subsequently appointed as the General Manager of Takung (Shanghai) Co., Ltd and Takung Cultural Development (Tianjin) Co., Ltd with effect from July 28, 2015 and January 27, 2016, respectively. The employment with Mr. Li could be terminated by either party by giving at least one month’s notice. Mr. Li resigned on his own accord on November 15, 2018.

On February 22, 2016, the board of directors of the Company approved the appointment of Mr. Chow as Chief Financial Officer of the Company and the Company’s wholly-owned Hong Kong subsidiary, Hong Kong Takung Art Co., Ltd, effective February 22, 2016. The employment agreement may be terminated by either party upon three months’ advance notice. On November 16, 2019, Mr. Chow took over as acting Chief Executive Officer, replacing Mr. Xiao who resigned that day. There was no change in Mr. Chow’s employment terms. Mr. Chow’s positions as our Chief Financial Officer and Chief Financial Officer of Hong Kong Takung Art Co., Ltd has been filled by Mr. Jehn Ming Lim since February 18, 2019. Mr. Chow resigned from all his positions with the Company on August 6, 2019.

Mr. Wang has been a business development department head since March 1, 2015. He was subsequently appointed as the director of Hong Kong Takung Art Co., Ltd, General Manager and Director of Takung (Shanghai) Co., Ltd and Takung Cultural Development (Tianjin) Co., Ltd with effect from October 10, 2018. The employment with Mr. Wang can be terminated by either party by giving at least one month notice.

Mr. Fu has been a department head of e-commerce platform development since September 12, 2017. He was subsequently appointed as the General Manager and Director of Art Era Internet Technology (Tianjin) Co., Ltd on September 7, 2018. The employment with Mr. Fu can be terminated by either party by giving at least one month’s notice.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except for the ownership of our securities, and except as set forth below, none of the directors, executive officers, holders of more than five percent of our outstanding Common Share, or any member of the immediate family of any such person have, to our knowledge, had a material interest, direct or indirect, in any transaction or proposed transaction which may materially affect our company.

On August 25, 2016, Hong Kong Takung Art Co., Ltd entered into a loan agreement with Ms. Jianping Mao for the loan of $2,303,912 (HK$18,000,000) to Hong Kong Takung Art Co., Ltd. Interest shall accrue at a rate of 8% per annum pro-rated to the actual loan period, which shall be from the date the loan amount is made through December 31, 2016. The loan is to provide Hong Kong Takung Art Co., Ltd with sufficient Hong Kong Dollar-denominated currency to meet its working capital requirements. $1,279,951 (HK$10,000,000) was repaid on December 31, 2016, and $575,978 (HK$4,500,000) was repaid on November 15, 2017. The total remaining outstanding balance, $483,822, consists of the principal $447,983 (HK $3,500,000) and interest payable $35,839 (HKD 280,000) which were extended with a due date to December 31, 2017. The interest expenses were $76,181 and $66,584 during the years ended December 31, 2017 and 2016, respectively. The Company has fully repaid and settled the amount due to Ms. Mao on March 13, 2018.

Procedures for Approval of Related Party Transactions

Our Board of Directors is charged with reviewing and approving all potential related party transactions. All such related party transactions must then be reported under applicable SEC rules. We have not adopted other procedures for review, or standards for approval, of such transactions, but instead review them on a case-by-case basis.

Director Independence

NYSE listing standards require that a majority of our board of directors be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that Ms. Xiaoyu Zhang, Mr. Jiangping Xiao (Gary), and Ms. Li L u are “independent directors” as defined in the NYSE listing standards and applicable SEC rules. Our independent directors have regularly scheduled meetings at which only independent directors are present.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors and persons who own more than 10% of a registered class of our equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of our Common Share and other equity securities, on Form 3, 4 and 5 respectively. Executive officers, directors and greater than 10% shareholders are required by the SEC regulations to furnish our Company with copies of all Section 16(a) reports they file.

Based solely on our review of the copies of such reports received by us and on written representations by our officers and directors regarding their compliance with the applicable reporting requirements under Section 16(a) of the Exchange Act, we believe that, with respect to the fiscal year ended December 31, 2018, our officers and directors, and all of the persons known to us to own more than 10% of our Common Share, filed all required reports on a timely basis except for two persons who owned more than 10% of our Common Share and filed their reports late and three of our directors filed their Form 4 late.

AUDIT COMMITTEE REPORT

The Audit Committee has furnished the following report on its activities during the fiscal year ended December 31, 2018. The report is not deemed to be “soliciting material” or “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Exchange Act, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing under the Securities Act or the Exchange Act except to the extent that the Company specifically incorporates it by reference into any such filing. The Audit Committee charter sets forth the responsibilities of the Audit Committee. A copy of the Audit Committee charter is available on our website at http://www.takungart.com/investors/corporate-governance/governance-docs .

 The primary function of the Audit Committee is to assist the Board in its oversight and monitoring of our financial reporting and auditing process. Management has primary responsibility for our financial statements and the overall reporting process, including maintaining effective internal control over financial reporting and assessing the effectiveness of our system of internal controls. The independent registered public accounting firm audits the annual financial statements prepared by management, expresses an opinion as to whether those financial statements fairly present our financial position, results of operations and cash flows in conformity with U.S. generally accepted accounting principles, and discusses with the Audit Committee any issues they believe should be raised with the Audit Committee. These discussions include a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee monitors our processes, relying, without independent verification, on the information provided to it and on the representations made by management and the independent registered public accounting firm.

The Audit Committee has reviewed and discussed the audited financial statements with our management and representatives of Marcum Bernstein & Pinchuk LLP (“Marcum”), our independent registered public accounting firm. The Audit Committee has discussed Marcum’s judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee by Statement on Auditing Standards No. 114 (which superseded Statement on Auditing Standards No. 61), other standards of the Public Company Accounting Oversight Board (United States), rules of the SEC, and other applicable regulations. The Audit Committee also received the written disclosures and the letter from Marcum required by applicable requirements of the Public Company Accounting Oversight Board regarding the firm’s independence from our management and has discussed with Marcum its independence. The members of the Audit Committee considered whether the services provided by Marcum, for the year ended December 31, 2017, are compatible with maintaining its independence. The Board has delegated to the Audit Committee the authority to approve the engagement of our independent registered public accounting firm.

Based upon its reviews and discussions, the Audit Committee recommended to our Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 for filing with the SEC and the Board approved that recommendation.

/s/ Joseph Levinson (Chairman)
/s/ William Kwok Keung Tsui
/s/ John Levy

SUBMISSION OF SHAREHOLDER PROPOSALS

If you wish to have a proposal included in our proxy statement and form of proxy for next year’s annual meeting in accordance with Rule 14a-8 under the Exchange Act, your proposal must be received by us at our principal executive office on or before October 2, 2020 . A proposal which is received after that date or which otherwise fails to meet the requirements for shareholder proposals established by the SEC will not be included. The submission of a shareholder proposal does not guarantee that it will be included in the proxy statement.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.W., Washington, D.C. 20549. You may obtain information on the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains the reports, proxy statements and other information we file electronically with the SEC. The address of the SEC website is www.sec.gov.

You may request, and we will provide at no cost, a copy of these filings, including any exhibits to such filings, by writing or telephoning us at the following address: Jehn Ming Lim, at Flat/Room 1105 Wing On House, 62 Mody Road, Kowloon, Hong Kong. You may also access these filings at our web site under the investor relations link at http://ir.takungart.com/all-sec-filings.

ANNUAL REPORT

Additional copies of this proxy statement and/or the Annual Report on Form 10-K for the fiscal year ended December 31, 2018 may be obtained without charge upon written request to Takung Art Co., Ltd, at Flat/Room1105 Wing On House, 62 Mody Road, Kowloon, Hong Kong, or on the SEC’s internet website at www.sec.gov.

YOUR VOTE IS IMPORTANT

You are cordially invited to attend the Annual Meeting. However, to ensure that your shares are represented at the meeting, please submit your proxy or voting instructions. Please see the instructions on the proxy and voting instruction card. Submitting a proxy or voting instructions will not prevent you from attending the Annual Meeting and voting in person, if you so desire, but will help the Company secure a quorum and reduce the expense of additional proxy solicitation.

BY ORDER OF THE BOARD OF DIRECTORS

November 21, 2019	/s/ Xiaoyu Zhang
Xiaoyu Zhang
Chairwoman of the Board

Exhibit A

Internet Notice and Access Card

TAKUNG ART CO., LTD		CONTROL ID:
REQUEST ID:
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS for the Annual Meeting of Stockholders
	DATE:	December 31, 2019
	TIME:	9:00 a.m. local time (8:00 p.m. December 30, 2019, E.T.)
	LOCATION:	Flat/Room 1105 Wing On Plaza, 62 Mody Road, Kowloon, Hong Kong
HOW TO REQUEST PAPER COPIES OF OUR MATERIALS

PHONE: Call toll free 1-800-690-6903	FAX: Send this card to 202-521-3464	INTERNET: www.proxyvote.com and follow the on-screen instructions.	EMAIL: proxy@iproxydirect.com Include your Control ID in your email.

This communication represents a notice to access a more complete set of proxy materials available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement is available at: www.proxyvote.com

If you want to receive a paper copy of the proxy materials you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request, as instructed above, before December 17, 2019.

you may enter your voting instructions at www.proxyvote.com until 11:59 pm eastern time December 29, 2019
The purposes of this meeting are as follows:

1.    To elect five directors, each to serve until the Annual Meeting of Stockholders for the year ended December 31, 2019;

2.     To ratify the appointment of Marcum Bernstein & Pinchuk LLP as the Company’s independent auditor for the fiscal year ended December 31, 2019;

3.     To conduct an advisory vote on the compensation of our named executive officers;

4.    To transact such other business as properly may come before the annual meeting or any adjournments thereof. The Board of Directors is not aware of any other business to be presented to a vote of the stockholders at the annual meeting.

Pursuant to Securities and Exchange Commission rules, you are receiving this Notice that the proxy materials for the Annual meeting are available on the Internet. Follow the instructions above to view the materials and vote or request printed copies.

The board of directors has fixed the close of business on November 8, 2019 as the record date for the determination of stockholders entitled to receive notice of the Annual Meeting and to vote the shares of our common stock.

THE BOARD, INCLUDING THE INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH DIRECTOR AND “FOR” PROPOSALS 2 AND 3.

Please note - This is not a Proxy Card - you cannot vote by returning this card

TAKUNG ART CO., LTD SHAREHOLDER SERVICES 500 Perimeter Park Drive Suite D Morrisville NC 27560	FIRST-CLASS MAIL US POSTAGE PAID RALEIGH NC PERMIT # 870

TIME SENSITIVE SHAREHOLDER INFORMATION ENCLOSED

IMPORTANT SHAREHOLDER INFORMATION

YOUR VOTE IS IMPORTANT

Exhibit B

TAKUNG ART CO., LTD. FLAT/RM 1105 WING ON HOUSE 62 MODY ROAD KOWLOON, HONG KONGVOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:E32640-Z70908KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.DETACH AND RETURN THIS PORTION ONLY

TAKUNG ART CO., LTD.

1. Election of Directors

Nominees:

	For	Against	Abstain
1a. Xiaoyu Zhang	0	0	0
1b. Ming Cheng	0	0	0
1c. Jiangping Xiao (Gary)	0	0	0
1d. Li Lu	0	0	0

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

		For	Against	Abstain
2.	To ratify the appointment of Marcum Bernstein & Pinchuk LLP as the Company's independent auditor for the fiscal year ending December 31, 2018.	0	0	0
3.	To conduct an advisory note on the compensation of our named executive officers.	0	0	0
4.	To transact such other business as properly may come before the annual meeting or any adjournments thereof. The Board of Directors is not aware of any other business to be presented to a vote of the stockholders at the annual meeting	0	0	0

The Board of Directors recommends you vote 1 YEAR on the following proposal:

		1 Year	2 Years	3 Years	Abstain
5.	To hold a non-binding advisory vote on holding the advisory vote on executive compensation once every.	0	0	0	0

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

CONSOLIDATED ID TEMPLATE V1

The Board of Directors recommends you vote FOR For Against Abstain Nominees: 0 0 0 0 0 0 0 0 0 0 For Against Abstain 0 0 0 0 0 1 Year 2 Years 0 0 0 0 the advisory vote on executive compensation once every. The Board of Directors recommends you vote FOR 0 0 0 NOTE: Such other business as may properly come before the meeting or any adjournment thereof. 0 0 0 Date Date CONSOLIDATED ID TEMPLATE V1

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. TAKUNG ART CO., LTD.E32641-Z70908Annual Meeting of Shareholders on December 31, 2019 9:00 AM Hong Kong (8:00 PM E.T. December 30, 2019) This proxy is solicited by the Board of DirectorsThe shareholder(s) hereby appoint(s) Jehn Ming Lim as proxy, with the power to appoint his substitute, and hereby authorize(s) him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of TAKUNG ART CO., LTD. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 AM Hong Kong, on December 31, 2019 (8:00 PM E.T. December 30, 2019), at our executive office, located at Flat/Room 1105 Wing On House, 62 Mody Road, Kowloon, Hong Kong, and any adjournment or postponement thereof.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side